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                       Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement
No. 33-85736 on Form S-4 dated March 21, 1995, No. 33-60513 on Form S-8 dated June 23, 1995, No. 33-98246 on Form S-8 dated August 17, 1994 and No. 33-80030 on Form S-3 dated June 20, 1994, of our report dated July 12, 1995 on the financial statements of The Demopolis Dialysis Clinic, Inc. and The Tuscaloosa County Dialysis Facilities, Inc. for the year ended December 31, 1994 included in the Form 8-K of Vivra Incorporated filed with the Securities and Exchange Commission.



                                       /s/ Harbin & West, P.C.
                                           Harbin and West, P.C.

Tuscaloosa, Alabama
July 31, 1995